Calculation of Filing Fee Tables
S-3
Blink Charging Co.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, par value $0.001 per share	415(a)(6)						S-3	333-275123	11/02/2023
Carry Forward Securities		Equity	Preferred Stock, par value $0.001 per share	415(a)(6)						S-3	333-275123	11/02/2023
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-275123	11/02/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-275123	11/02/2023
Carry Forward Securities		Other	Rights	415(a)(6)						S-3	333-275123	11/02/2023
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-275123	11/02/2023
Carry Forward Securities	1	Unallocated (Universal) Shelf		415(a)(6)			$ 100,000,000.00			S-3	333-275123	11/02/2023	$ 14,760.00
			Total Offering Amounts:				$ 100,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	The Amount to be registered consists of $100,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants, rights and units that may be offered and sold from time to time in one or more offerings. There is also being registered hereunder such currently indeterminate number of common stock, preferred stock, debt securities or other securities as may be issued upon conversion, exercise, exchange or settlement of any securities registered hereunder. Except as provided in Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), in no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $100,000,000. The securities registered hereunder include up to $100,000,000 of shares of common stock that may be offered, issued and sold under the at the market offering agreement with H.C. Wainwright & Co., LLC, Roth Capital Partners, LLC and StoneX Financial Inc., which shares are included in, and not in addition to, the $100,000,000 aggregate offering price registered hereunder. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction. Pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables in Item 16(b) of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price. The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. Units may consist of some or all of the securities listed above, in any combination. The $100,000,000 maximum aggregate offering price registered hereunder consists entirely of Unsold Securities carried forward pursuant to Rule 415(a)(6), as described below. Accordingly, the maximum aggregate offering price of newly registered securities is $0 and, at the fee rate of $87.00 per $1,000,000 (0.0000870) in effect for fiscal year 2027, no registration fee is due in connection with this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the $100,000,000 of securities registered pursuant to this registration statement includes $100,000,000 of unsold securities (the "Unsold Securities") previously registered on our registration statement on Form S-3 (File No. 333-275123), which was initially filed with the Securities and Exchange Commission on October 20, 2023 and declared effective on November 2, 2023 (the "Prior Registration Statement"). In connection with the registration of the Unsold Securities on the Prior Registration Statement, we paid a registration fee of $14,760 (calculated at the fee rate of $147.60 per $1,000,000 then in effect), which will continue to be applied to the Unsold Securities. Pursuant to Rule 415(a)(5)(ii) under the Securities Act, we may continue to offer and sell Unsold Securities under the Prior Registration Statement until the earlier of the effective date of this registration statement and 180 days after the third anniversary of the initial effective date of the Prior Registration Statement. If, after the filing date hereof and prior to the effectiveness of this registration statement, we sell any Unsold Securities pursuant to the Prior Registration Statement, we will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date